Exhibit 32.1

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”) and Rule 13a-14(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned, Byron A. Dunn, Chief Executive Officer of Independence Contract Drilling, Inc., a Delaware corporation (the “Company”), and Philip A. Choyce, who is the Chief Financial Officer of the Company as of the date hereof, hereby certify that, to his knowledge:

(1) the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 29, 2016	/s/ Byron A. Dunn
Byron A. Dunn
Chief Executive Officer

/s/ Philip A. Choyce
Philip A. Choyce
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Act and Rule 13a-14(b) promulgated under the Exchange Act and is not being filed as part of the Report or as a separate disclosure document.

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